  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998

                                                     REGISTRATION NO. 333-52327
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             -------------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             -------------------
                               LOGISTICARE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    4729                    13-3765416
    (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR        CLASSIFICATION CODE
     ORGANIZATION)                NUMBER)

                               ONE CROWN CENTER
                                   SUITE 306
                            1895 PHOENIX BOULEVARD
                          COLLEGE PARK, GEORGIA 30349
                                (770) 907-7596
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JOHN L. SHERMYEN
                               ONE CROWN CENTER
                                   SUITE 306
                            1895 PHOENIX BOULEVARD
                          COLLEGE PARK, GEORGIA 30349
                                (770) 907-7596
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                             -------------------
                         COPIES OF COMMUNICATIONS TO:

       ROBERT A. CANTONE, ESQ.                  JEFFREY R. PATT, ESQ.
         PROSKAUER ROSE LLP                     KATTEN MUCHIN & ZAVIS
            1585 BROADWAY                      525 WEST MONROE STREET
    NEW YORK, NEW YORK 10036-8299              CHICAGO, ILLINOIS 60661
           (212) 969-3000                          (312) 902-5604

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register Additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             -------------------
                        CALCULATION OF REGISTRATION FEE
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
                                                          PROPOSED
                                             PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF                      MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE        AMOUNT TO     OFFERING PRICE  OFFERING   REGISTRATION
       REGISTERED        BE REGISTERED(1)  PER UNIT(2)    PRICE(2)        FEE
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
Common Stock, par value
 $.01 per share........  3,795,000 shares     $12.00     $45,540,000 $13,434.30(3)

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(1) Includes 495,000 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3) Includes $9,363.30 previously paid.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                   SIGNATURE

        In accordance with Rule 478(a)(2) of the Securities Act of 1933, the undersigned certifies that he is the agent for service of LogistiCare, Inc. and that he has duly caused this Amendment No. 4 to the Registration Statement in the City of New York, State of New York, on this 7th day of August, 1998.


                                        /s/ John L. Shermyen
                                        -------------------------------------
                                        John L. Shermyen
                                        President and Chief Executive Officer

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
  1.1    Revised Form of Underwriting Agreement
  3.1    Certificate of Incorporation of the Company (including all amendments)
  3.2    By-Laws of the Company
  3.3    Restated Certificate of Incorporation of the Company, adopted by the Company on June 10, 1998
  3.4    Amended and Restated By-Laws of the Company, adopted by the
         Company on June 10, 1998
  4.1    Certificate of Designations, Preferences and Rights of Series A
         Convertible Preferred Stock of the Company, dated June 6, 1997
  5      Opinion of Proskauer Rose LLP re: validity of securities
  9.1    Agreement between TGIS Partners, as nominee, and William B.
         McLiverty, dated February 16, 1998
  9.2    Agreement between TGIS Partners, as nominee, and Joseph Handy, dated February 16, 1998
  9.3    Agreement between TGIS Partners, as nominee, and Charles P.
         Krokel, dated February 16, 1998
  9.4    Agreement between TGIS Partners, as nominee, and Gregory
         Weksel, dated February 16, 1998
  9.5    Agreement between TGIS Partners, as nominee, and Leonard
         Levine, dated February 16, 1998
  9.6    Agreement between TGIS Partners, as nominee, and Bertrand H.
         Weidberg, Esq., dated February 16, 1998
  9.7    Agreement between TGIS Partners, as nominee, and Francis M.
         Sassano, dated February 16, 1998
  9.8    Agreement between TGIS Partners, as nominee, and David Weksel, dated February 16, 1998
  9.9    Agreement between TGIS Partners, as nominee, and Deanna Weksel, dated February 16, 1998
  9.10   Agreement between TGIS Partners, as nominee, and Leonor
         Firstenberg, dated February 16, 1998
  9.11   Voting Trust Agreement, between William Weksel and Lawrence
         Slater, as Trustee, dated July 28, 1998.
 10.1    Employment Agreement, dated July 14, 1998, between the Company and John L. Shermyen
 10.2    1995 Incentive Stock Option Plan of the Company (including all amendments)
 10.3    Agreement, dated June 20, 1996, between Automated Dispatch
         Systems, Inc. and Health Trans, Inc.
 10.4    Agreement, dated June 20, 1996, between Automated Dispatch
         Systems, Inc. and Health Trans of South Florida, Inc.
 10.5    Dispatch Services Agreement, dated June 20, 1996, between
         Automated Dispatch Systems, Inc. and Comprehensive Paratransit
         Services
 10.6    Management and Advisory Agreement, dated June 20, 1996, between
         Automated Dispatch Systems, Inc. and SEM, Inc.
 10.7    Agreement, dated June 20, 1996, among Automated Dispatch
         Systems, Inc. Comprehensive Paratransit Services and SEM, Inc.

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
 10.8    Agreement, dated May 29, 1998, between the Company and the
         Connecticut Department of Social Services
 10.9    Contract, dated July 17, 1997, between the Company and the
         Georgia Department of Administrative Services with respect to the Central region of Georgia (including all amendments and renewals)
 10.10   Contract, dated July 17, 1997, between the Company and the
         Georgia Department of Administrative Services with respect to the East region of Georgia (including all amendments and
         renewals)
 10.11   Contract, dated July 17, 1997, between the Company and the
         Georgia Department of Administrative Services with respect to the Southwest region of Georgia (including all amendments and renewals)
 10.12   Lease Agreement, dated August 27, 1997, between the Company and
         Principal Mutual Life Insurance Company (including all
         amendments)
 10.13   Lease Agreement, dated August 7, 1997, between the Company and
         New World Partners Joint Venture
 10.14   Lease Agreement, dated October 8, 1996, between the Company and
         Gerald A. Chase
 10.15   License Agreement between Automated Dispatch Systems, Inc. and
         Automated Dispatch Services, Inc., dated January 1, 1995
 10.16   License Agreement between Automated Dispatch Services, Inc. and
         RadioSoft, Inc. dated April 26, 1994 (including all amendments)
 10.17   Agreement between E.F Johnson and RadioSoft, Inc. dated March
         3, 1995
 10.18   1998 Stock Option Plan of the Company
 10.19   Employment Agreement, dated July 14, 1998, between the Company and Michael E. Weksel
 10.20   Credit facility and related agreements with respect to
         NationsBank N.A. line of credit
 10.21   Employment Agreement, dated July 13, 1998, between the Company and John M. Whitcomb
 10.22   Employment Agreement, dated July 14, 1998, between the Company and Gerald F. Souza
 23.1*   Consent of PricewaterhouseCoopers LLP
 23.2    Consent of Proskauer Rose LLP (contained in opinion to be filed as Exhibit 5)
 24.1    Power of Attorney (set forth on page II-22)
 27.1    Financial Data Schedule

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* Filed herewith